Exhibit 5.1

Chicago, IL 60603 FAX
Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
Founded 1866

April 11, 2017

Vermillion, Inc.

12117 Bee Caves Road Building Three, Suite 100

Austin, TX 78738

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Vermillion, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of 6,557,463 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which includes 3,747,125 shares of Common Stock (the “Shares”) that are issued and outstanding and 2,810,338 shares of Common Stock (the “Warrant Shares”) that may be initially issued upon the exercise of issued and outstanding warrants (the “Warrants”). The Shares and the Warrant Shares may be offered and sold by the selling stockholders referenced in the prospectus, as amended or supplemented from time to time, which is a part of the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Fourth Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof (the “Certificate of Incorporation”), filed with the Secretary of State of the State of Delaware, the Fifth Amended and Restated Bylaws of the Company as in effect on the date hereof (the “Bylaws”), the Securities Purchase Agreement, dated as of February 13, 2017 (the “Purchase Agreement”), by and among the Company and the investors listed on Schedule I thereto and the resolutions adopted by the board of directors of the Company and a duly authorized committee thereof relating to the Registration Statement and the issuance by the Company of the Shares and the Warrant Shares (collectively, the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and

Vermillion, Inc.

April 11, 2017

assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares are validly issued, fully paid and non-assessable.
2.

The Warrant Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement has become effective under the Securities Act and (ii) certificates representing the Warrant Shares shall have been duly executed, countersigned and registered and duly delivered and paid for upon exercise of the applicable Warrants in accordance with their terms or, if the Warrant Shares being issued are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price of the applicable Warrants.

For purposes of this opinion letter, we have assumed that, at the timing of the issuance, sale and delivery of each Warrant Share, the Certificate of Incorporation, the Bylaws, the Resolutions and the applicable Warrant will not have been modified or amended and will be in full force and effect and that the consideration paid for each Warrant Share will not be less than the par value thereof.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP